                                                                    Exhibit 23.2

           CONSENT OF DELOITTE & TOUCHE L.L.P., INDEPENDENT AUDITORS

     We consent to the incorporation by reference into this Registration Statement of InfoSpace, Inc. on Form S-8 of our report dated March 17, 2000 (March 31, 2000 as to the last sentence of the first paragraph on page 13 of Note 4), with respect to the balance sheet of Prio Inc. (formerly known as SaveSmart, Inc., a development stage company) as of December 31, 1999, and the related statements of operations, shareholders' deficiency, and cash flows for the year then ended, and for the period from July 21, 1994 (inception) to December 31, 1999, appearing in the Current Report on Form 8-K/A of
InfoSpace, Inc. dated February 25, 2000. We also consent to the incorporation by reference into this Registration Statement of our report dated May 10, 2000, with respect to the balance sheets of Saraide, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1999, and for the period from June 30, 1998 (inception) to December 31, 1998, appearing in the Current Report on Form 8-K/A of InfoSpace, Inc.
dated March 10, 2000.



/s/ Deloitte & Touche LLP
-----------------------------
DELOITTE & TOUCHE LLP


San Jose, California
October 11, 2000